                                                                    EXHIBIT 11.1
                                                                    ------------


                            McAFEE ASSOCIATES, INC.
                      COMPUTATION OF NET INCOME PER SHARE
                   (in thousands, except per share amounts)

Primary and Fully Diluted                                Three months ended September 30        Nine months ended September 30
                                                       ------------------------------------  ------------------------------------
                                                             1997               1996               1997               1996
                                                       -----------------  -----------------  -----------------  -----------------
Weighted average common shares outstanding                        51,329             48,083             50,543             47,260
     for the period
Dilutive effect of options, net                                    2,938              5,937              3,469              5,550
                                                                 -------            -------            -------            -------
Shares used in per share calculation                              54,267             54,020             54,012             52,810
                                                                 =======            =======            =======            =======
Net income                                                       $24,480            $12,898            $67,850            $23,381
                                                                 =======            =======            =======            =======
Net income per share                                             $  0.45            $  0.24            $  1.26            $  0.44
                                                                 =======            =======            =======            =======

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